     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2001

                                                       REGISTRATION NO. 33-56128
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                    33-0956711
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)


                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            -------------------------

                           WESTERN DIGITAL CORPORATION
                    RETIREMENT SAVINGS & PROFIT SHARING PLAN
                              (Full Title of Plan)

                            -------------------------

                              MICHAEL A. CORNELIUS
               VICE PRESIDENT, LAW & ADMINISTRATION AND SECRETARY
                           WESTERN DIGITAL CORPORATION
                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


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                         POST-EFFECTIVE AMENDMENT NO. 1


        Western Digital Corporation, a Delaware corporation (the "Registrant"), files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, as the successor issuer to Western Digital Technologies, Inc. (formerly, Western Digital Corporation), a Delaware corporation ("Western Digital"), in accordance with Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"). This Post-Effective Amendment is filed to reflect the adoption by Western Digital of a holding company organizational structure in accordance with Section 251(g) of the Delaware General Corporation Law (the "DGCL"). The holding company organizational structure was effected pursuant to an Agreement and Plan of Merger to Form Holding Company (the "Merger Agreement") among Western Digital, the Registrant, and WD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"). The Merger Agreement provided for the merger of Merger Sub into Western Digital, with Western Digital continuing as the surviving corporation and as a wholly-owned subsidiary of the Registrant (the "Merger"). Prior to the Merger, the Registrant was a wholly-owned subsidiary of Western Digital. Pursuant to
Section 251(g) of the DGCL, stockholder approval of the Merger was not required. As a result of the Merger, the consolidated assets and liabilities of the Registrant immediately after the Merger were the same as the consolidated assets and liabilities of Western Digital immediately prior to the Merger.

        As a result of the Merger, which was consummated on April 6, 2001, each share of Western Digital common stock, par value $.01 per share ("Western Digital Common Stock") issued and outstanding or held in treasury was converted into one share of the Registrant's common stock, par value $0.1 per share ("Registrant Common Stock"). The Registrant also adopted and assumed as its own all of the rights and obligations of Western Digital under the Western Digital Retirement Savings and Profit Sharing Plan (the "Plan").

        In connection with the formation of the holding company, effective upon consummation of the Merger, (i) the Board of Directors of Western Digital terminated the Rights Agreement between Western Digital and American Stock Transfer & Trust Company, as rights agent, dated October 15, 1998, as amended, and all outstanding rights thereunder to purchase a fraction of a share of the Series A Junior Participating Preferred Stock of Western Digital expired, (ii) the Registrant entered into a new Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as rights agent, dated April 6, 2001, and (iii) the Registrant declared a dividend of one right to purchase a fraction of a share of the Series A Junior Participating Preferred Stock of the Registrant for each share of the Registrant Common Stock which was distributed to holders of Registrant Common Stock at the close of business on April 6, 2001. Until otherwise provided by the new Rights Agreement, the Registrant's rights will be evidenced by certificates of Registrant Common Stock.

        A total of $5,000,000 of 9% convertible debentures and 4,000,000 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 33-56128, as filed with the Securities and Exchange Commission on December 22, 1992 (which includes 2,000,000 shares of common stock registered on the Form S-8 Registration Statement and 2,000,000 shares of common stock registered pursuant to Rule 416 in connection with Western Digital Corporation's stock dividend of one share for each share outstanding on May 20, 1997).

        In accordance with Rule 414, the Registrant, as the successor issuer to Western Digital, hereby expressly adopts Registration Statement No. 33-56128 on Form S-8 as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

        Registration fees were paid at the time of filing the original Registration Statement.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on March 29, 2001.


                                       WESTERN DIGITAL CORPORATION

                                       By:    /s/ MATTHEW E. MASSENGILL
                                          -------------------------------------
                                                  Matthew E. Massengill
                                                  President and Chief Executive
                                                  Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on March 29, 2001.


             SIGNATURE                                                 TITLE
             ---------                                                 -----
   /s/ MATTHEW E. MASSENGILL
-----------------------------------------               President and Chief Executive Officer
       Matthew E. Massengill                         (Principal Executive Officer) and Director


      /s/ TERESA A. HOPP
-----------------------------------------        Senior Vice President, and Chief Financial Officer
          Teresa A. Hopp                            (Principal Financial and Accounting Officer)


     /s/ THOMAS E. PARDUN                                     Chairman of the Board
-----------------------------------------
         Thomas E. Pardun


     /s/ PETER D. BEHRENDT
-----------------------------------------                             Director
         Peter D. Behrendt


        /s/ I.M. BOOTH                                                Director
-----------------------------------------
            I.M. Booth


     /s/ KATHLEEN A. COTE                                             Director
-----------------------------------------
         Kathleen A. Cote


      /s/ HENRY T. DeNERO                                             Director
------------------------------------------
          Henry T. DeNero


     /s/  ROGER H. MOORE                                              Director
-----------------------------------------
          Roger H. Moore